SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2002

Leap Wireless International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.3.3
EXHIBIT 99.1

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On August 29, 2002, Leap announced that it had retained UBS Warburg to explore new sources of financing and restructuring for the outstanding indebtedness of Leap and its subsidiaries. Leap also announced that it intends to pay a purchase price adjustment to MCG PCS, Inc. (“MCG PCS”), as ordered by an arbitrator, by issuing approximately 21 million Leap shares, based on a per share price of $1.894. In that regard, Leap has amended its shareholder rights plan to permit the issuance of such shares to MCG PCS without triggering the rights under its rights plan. A copy of such amendment is attached hereto as Exhibit 4.3.3 and incorporated herein by reference. Leap believes that it will continue to comply with Federal Communications Commission (“FCC”) regulations following this share issuance. Leap further stated that the payment to MCG PCS in shares and other events will probably cause the Company to fail to comply with, and to require waivers of or amendments to, its vendor credit agreements in the near term. If this failure to comply with the vendor credit agreements occurs and no amendment to or waiver of the credit agreements is obtained, the lenders could cease funding new loans and declare the loans to be due and payable. Also, if Leap issues the shares without first obtaining stockholder consent, which it likely will not have time to obtain, it may face delisting from the Nasdaq National Market System. These events are more fully described in a press release, dated August 29, 2002, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Except for the historical information contained herein, this report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ include, but are not limited to:

•	the unsettled nature of the wireless market, decreased consumer confidence in the economy, new service offerings of increasingly large bundles of minutes of use at increasingly low prices by some major carriers, and the other issues facing the telecommunications industry in general, which have created a level of uncertainty that adversely affects Leap’s ability to predict future customer growth, as well as other key operating metrics;

•	the recent decision by the arbitrator in Leap’s dispute with the seller of its Buffalo and Syracuse licenses which could significantly reduce the Company’s liquidity and/or result in substantial dilution to existing stockholders;

•	changes in economic conditions, which could adversely affect the market for wireless services;

•	a failure to meet the operational, financial or other covenants contained in Leap’s credit facilities;

•	a deterioration of Leap’s relationships with its equipment vendors and related lenders, including Leap’s failure to obtain amendments to its credit facilities that Leap will request from time to time;

•	the acceptance of Leap’s product offering by its target customers;

•	the effects of actions beyond Leap’s control in its distribution network;

•	Leap’s ability to retain customers;

•	rulings by courts or the FCC adversely affecting Leap’s rights to own and/or operate certain wireless licenses or impacting Leap’s rights and obligations to acquire the licenses on which it was the winning bidder in the FCC’s broadband PCS auction completed in January 2001 (Auction 35), or changes in Leap’s ownership that could adversely affect Leap’s status as an “entrepreneur” under FCC rules and regulations;

•	Leap’s ability to access capital markets;

•	changes in Leap’s credit ratings;

•	Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition and fraud;

•	failure of network systems to perform according to expectations;

•	the effect of competition;

•	technological challenges in developing wireless information services and customer acceptance of such services if developed;

•	the impacts on the global and domestic economies and the financial markets of recent terrorist activities;

•	the ensuing declaration of war on terrorism and the continued threat of terrorist activity and other acts of war or hostility; and

•	other factors detailed in the section entitled “Risk Factors” included in Leap’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 and in its other SEC filings.

     The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7. Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description of Exhibit

4.3.3	Third Amendment to Rights Agreement, dated as of August 28, 2002, between the Registrant and Computershare Investor Services LLC.
99.1	The Company’s press release, dated August 29, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2002	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ JAMES E. HOFFMANN

James E. Hoffmann Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.3.3	Third Amendment to Rights Agreement, dated as of August 28, 2002, between the Registrant and Computershare Investor Services LLC.
99.1	The Company’s press release, dated August 29, 2002.